Cell MedX Corp. (CMXC) Enters into an Option Agreement with its President and CEO

Henderson, Nevada, August 11, 2015, Cell MedX Corp. (OTCQB: CMXC) (“Cell MedX” or the “Company”) a development stage company focused on the discovery, development and commercialization of therapeutic devices for patients with diabetes, announced that its Board of Directors has approved the grant of options (the “Options”) to purchase up to 2,500,000 shares of common stock to its President and CEO, Mr. Frank E. McEnulty.

The Options are exercisable at $0.35 per share subject to the following vesting schedule:

Aggregate Number of Company Options to Vest	Vesting Date
500,000	August 5, 2015
500,000	October 1, 2015
500,000	January 1, 2016
500,000	April 1, 2016
500,000	July 1, 2016
2,500,000	Total

Any Options that vest and become exercisable will expire on the 5th year anniversary of the particular vesting date, subject to certain early termination provisions, upon the death of the optionee, or if the optionee ceases to act for the Company in any capacity either voluntarily or as a result of a termination or removal for cause.

For additional information on the terms of the Option Agreement please refer to Form 8-K filed by the Company with the Securities and Exchange Commission on August 11, 2015.

About Cell MedX Corp (OTCQB: CMXC)
Cell MedX Corp. is a development stage company focused on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes by developing technologies to help manage the illness and related complications. Through its wholly owned subsidiary, Avyonce Cosmedics Inc., Cell MedX Corp. is engaged in reselling and marketing of technology and equipment to the worldwide wellness industry as well as providing continuing education to health care professionals. For more information go to: www.cellmedx.com and visit us on Facebook.

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty
Chief Executive Officer and President.

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", “aims”, "intends", "estimates", "projects", "anticipates", "believes", "could", “possibility” and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove correct, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s e-balance Technology is still in development.  The Company does not currently have any commercially marketable products based on the e-balance technology, and there is no assurance that the Company will be successful in its development efforts. Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

Cell MedX Corp.
For further information visit: www.cellmedx.com.
Or phone: 1-844-238-2692